Exhibit 10.8
13700 Benchmark Drive
Farmers Branch, TX 75234
INDUSTRIAL LEASE AGREEMENT
          THIS LEASE AGREEMENT (the “Lease”), made and entered into by and between the Landlord and Tenant hereinafter named.
          1. DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Lease:
(a)	“Landlord”: Centre Development Co., Inc., a Texas corporation.

(b)	“Tenant”: Sport Supply Group, Inc., a Delaware corporation.

(c)	“Premises”: That certain real property described on Exhibit “A” attached hereto and made a part hereof, together with the Building (herein so called) and other improvements now or hereafter located thereon.

(d)	“Lease Term”: A period of one hundred twenty (120) months commencing on January 1, 1995 (the “Commencement Date”) and ending on December 31, 2004 (the “Expiration Date”), subject to any adjustment pursuant to paragraph 2 hereof.

(e)	“Basic Rental”: $44,004.64 per month.

(f)	“Permitted Use”: office, warehouse, and distribution operations.

(g)	“Maximum Rate”: The lesser of (i) the sum of three percent (3%), plus the Prime Rate (as hereinafter defined) or (ii) the maximum rate of interest permitted by applicable law, including as to Article 5069-1.04, Vernon’s Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes) but otherwise without limitation that rate based on the “indicated rate ceiling”. The term “Prime Rate” shall mean the prime interest rate as announced or published in The Wall Street Journal, its successor or assigns, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by the Landlord.

(h)	“Additional Rent”: All sums of money, other than Basic Rental, which become due under this Lease. Basic Rental and Additional Rent shall collectively constitute the “Rent” or “Rentals” due or to become due under this Lease and are herein so called.
          2. LEASE GRANT. Landlord, in consideration of the Basic Rental to be paid and the other covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant the Premises commencing on the Commencement Date (as defined in paragraph l[d] hereof, or as adjusted as hereinafter provided) and ending on the last day of the Lease Term, unless sooner terminated as herein provided. If this Lease is executed before the Premises are available and ready for occupancy, and Landlord cannot deliver possession on the Commencement Date, then Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as the Premises are available and ready for occupancy and such date shall be deemed to be the Commencement Date, and the Expiration Date set forth in paragraph l(d) hereof shall be extended for a period equal to the number of days that the Premises are not available and ready for occupancy beyond the Commencement Date specified in paragraph l(d) hereof plus the number of days necessary for the Lease Term to expire on the last day of a month; provided, however, that because of the damages Tenant will suffer as a result of not being able to take occupancy by February 1, 1995, including the holdover rent Tenant will be obligated to pay in connection with its current space, in the event the Premises are not available and ready for

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occupancy by February 1, 1995 (which date shall be extended by any delay caused or attributable to Tenant or by force majeure as provided in paragraph 27 hereof), Landlord agrees to pay Tenant, as liquidated damages and as Tenant’s sole remedy, the sum of $2,500.00 for each day from February 1, 1995 (as such date may be extended as provided above) that the Premises are not available and ready for occupancy. The amount due Tenant hereunder shall be credited to the next accruing installments(s) of Basic Rental hereunder. Landlord hereby waives payment of Basic Rental covering any period prior to the date the Premises are available and ready for occupancy; however, should Tenant occupy the entire Premises prior to the Commencement Date specified in paragraph l(d) hereof, the Commencement Date and Lease Term shall be altered to coincide with said occupancy with the Expiration Date of this Lease remaining unchanged. In the event Tenant should occupy a portion of the Premises prior the date the entire Premises are available and ready for occupancy, Tenant shall pay to Landlord the pro rata portion of the full Basic Rental and Additional Rent based upon the area of the Building occupied by Tenant. For the purpose hereof, the Premises shall be deemed “available and ready for occupancy” at such time as Landlord has substantially completed the construction or installation of all tenant improvements required to be completed by Landlord pursuant to paragraph 5 of this Lease to the extent reasonably necessary so as to allow Tenant to occupy the Premises and commence operations of its business therein, notwithstanding the fact that there may remain as incomplete certain minor, “punchlist” items which do not materially interfere with Tenant’s intended use of the Premises. The improvements shall be deemed to have been substantially completed upon the first to occur of (i) the issuance of a certificate of occupancy permitting Tenant to occupy the Premises (or the taking of such other action as may be customary to permit occupancy or use thereof); or (ii) the date the Tenant occupies the Premises. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply fully with Landlord’s covenants and obligations except for (A) any latent defects not discoverable upon inspection; and (B) any “punch list” items respecting the tenant improvements to be constructed by Landlord pursuant to paragraph 5 hereof, which are identified by Tenant in writing to Landlord within thirty (30) days following Tenant’s occupancy of the Premises. Landlord hereby expressly disclaims and Tenant hereby expressly waives any and all warranties or representations, express or implied, concerning the suitability of the Premises for the intended commercial purpose of Tenant.
     After the Commencement Date of this Lease and the completion of the tenant improvements in accordance with paragraph 5 of this Lease, Tenant shall, upon request from Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, which letter shall also state the Commencement Date and Expiration Date.
     3. RENT.
     (a) In consideration of this Lease, Tenant promises and agrees to pay Landlord the Basic Rental, without deduction or set off, for each and every month of the Lease Term and further promises and agrees to pay all Additional Rent which becomes due hereunder. The nonpayment of any Additional Rent shall afford Landlord all the rights and remedies as are herein provided in the case of nonpayment of the Basic Rental. Any term or provision of this Lease to the contrary notwithstanding, the covenant and obligation of Tenant to pay Rent hereunder shall be independent from any obligations, warranties, representations, express or implied, if any, of Landlord herein contained.
     (b) The Basic Rental installment for the first month of the Lease Term shall be payable by Tenant to Landlord contemporaneously with the execution hereof, and a like monthly installment shall be due and payable without demand on or before the first day of each calendar month during the Lease Term beginning with the second month of the Lease Term. Basic Rental for any fractional month at the beginning or end of the Lease Term shall be prorated.
     (c) Notwithstanding any expiration or earlier termination of this Lease, Tenant’s obligation to pay any and all Additional Rent under this Lease shall continue and shall cover all periods up to the date this Lease expires or is terminated. Tenant’s obligation to pay any and all Additional Rent under this Lease and Landlord’s and Tenant’s obligation to make the

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adjustments referred to in this Lease shall survive any expiration or termination of this Lease.
     (d) If any Basic Rental payment required to be paid or which becomes due under this Lease is not paid by the tenth (10th) day following the day on which it is due, a service charge of five percent (5%) of such amounts due shall become due and payable in addition to the amounts due. Said service charge is for the purpose of reimbursing Landlord for the extra costs and expenses in connection with the handling and processing of late payments. In addition to such service charge, if any Basic Rental payment is not paid by the tenth (10th) day following the day Landlord notifies Tenant that the Basic Rental was not paid on the date due, Tenant shall pay to Landlord, in addition to such Basic Rental payment and the service charge, interest on such Basic Rental payment calculated at the Maximum Rate from the date such Basic Rental payment was due until paid by Tenant.
     (e) If any Additional Rent required to be paid or which becomes due under this Lease is not paid when due, and provided that such payment remains unpaid for five (5) business days following written notice from Landlord to Tenant of such non-payment, Tenant shall pay to Landlord, in addition to such amounts, interest on such amounts at the Maximum Rate from the date such amounts were due until paid by Tenant.
     4. TAXES AND OTHER ASSESSMENTS.
     (a) Tenant agrees to pay to Landlord as Additional Rent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as “taxes”) lawfully levied or assessed against the Premises. Such amount shall be paid immediately upon Landlord’s invoice to Tenant for same, and in the event any such amount is not paid within thirty (30) days prior to the date the taxes become delinquent, the unpaid amount shall bear interest at the Maximum Rate from the date of such invoice until payment by Tenant.
     (b) If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Basic Rentals received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such Basic Rentals for the present or any future building or buildings on the real property described on Exhibit “A”, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof; provided, however, Tenant shall have no obligation to pay any income taxes of Landlord, irrespective of the taxing jurisdiction and/or whether such income taxes are characterized as franchise taxes or otherwise.
     (c) The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Premises within the applicable taxing jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, the reasonable cost of such service. If Landlord elects not to employ such consultant, then Tenant shall have the right to do so.
     (d) Any payment to be made pursuant to this Lease with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.
     (e) Tenant shall pay to Landlord as Additional Rent any assessments made against the Premises pursuant to any deed restrictions or development standards to which the Premises are subject. Such amount shall be paid immediately upon Landlord’s invoice to Tenant for same and in the event any such amount is not paid within twenty (20) days after the date of Landlord’s invoice to Tenant, the unpaid amount shall bear interest at the Maximum Rate from the date of the invoice until payment by Tenant.

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     5. LEASEHOLD IMPROVEMENTS. Landlord agrees to construct and install the Leasehold Improvements (herein so called) which are generally described in preliminary drawings and design criteria attached hereto as Exhibit “B” and made a part hereof. Immediately after the execution hereof Landlord and Tenant will cooperate with one another to prepare final plans and specifications for the construction and installation of the Leasehold Improvements. Such final plans and specifications, when approved in writing by Landlord and Tenant, shall be attached to this Lease as Exhibit “B-l” and shall become a part hereof. No failure or refusal on the part of Tenant to approve final plans and specifications within a reasonable time after the execution hereof shall render this Lease void or voidable nor shall it delay the Commencement Date set forth in paragraph l(d) hereof. No delay caused by Tenant during the construction or installation of the Leasehold Improvements shall delay the Commencement Date of this Lease from what it would have been had such delay not occurred. Landlord shall, at its sole cost, procure all building and other permits required for the construction of the Leasehold Improvements as contemplated by this paragraph 5, and Landlord shall pay all mitigation fees, impact fees, tap-in and connection fees or other fees assessed against Landlord incidental to such construction.
     Landlord and Tenant acknowledge that the Landlord has computed the Basic Rental by budgeting an allowance of $238,710.12 (the “Allowance”) for Interior Tenant Improvements (herein so called) to be constructed within the Building. Both parties acknowledge that the Allowance is not a firm budget nor a final estimate of costs. Should the total cost of the Interior Tenant Improvements exceed the Allowance, the annual Basic Rental shall be automatically increased by an amount equal to 10% of such excess. Similarly, should the total cost of the interior Tenant Improvements be less than the Allowance, the annual Basic Rental shall be automatically decreased by an amount equal to 10% of such savings.
     Within a reasonable time following the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease setting forth the final annual Basic Rental and monthly Basic Rental resulting from any increases or decreases, if any, set forth above.
     All changes in the Interior Tenant Improvements that are contemplated by this paragraph 5 must be executed by a written Change Order (so called herein) executed by Landlord and Tenant. With respect to any Change Order requested by Tenant, Tenant must submit to Landlord such information as Landlord may require. Tenant shall be responsible for the payment of all “Change Costs” (as hereinafter defined), and Landlord will have no obligation to effect any Change Order unless and until Tenant shall have paid to Landlord the sum of all Change Costs relating thereto. For the purposes hereof, the term “Change Costs” shall mean all costs and expenses attributable to any Change Order requested by Tenant, including, but not limited to: (i)any additional architectural or engineering services, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, (iv) the removal or alteration of any tenant improvements or any plans completed or in process or (v) delays affecting the schedule of the Interior Tenant Improvements; provided, however, that Tenant shall only be required to pay such Change Costs if Landlord has given Tenant an estimate of such Change Costs prior to Tenant’s approval thereof and such actual Change Costs do not exceed an amount which is 105% of such estimate. Tenant shall not be responsible for any actual Change Costs which exceed 105% of Landlord’s estimate.
     With respect to any “punch list” items regarding the Leasehold Improvements which are identified by Tenant in writing to Landlord within thirty (30) days following Tenant’s occupancy of the Premises and which are not completed by Landlord within thirty (30) days following receipt of such written notice (or longer period of time as is necessary to effect the completion of any such “punch list” item; provided, Landlord commences the completion within said thirty (30) day period and proceeds diligently thereafter), then Tenant shall have the right to complete said item, and the full amount of the reasonable cost and expenses entailed shall be owing by Landlord to Tenant within said thirty (30) days following Landlord’s receipt of Tenant’s request for payment, supported by invoices and paid receipts, but in no event (except as expressly provided in paragraph 32) shall Tenant have

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the right to deduct any portion of the amount owed by Landlord from any Rent then due or thereafter coming due hereunder.
     6. UTILITIES. Landlord agrees to provide water, gas, sewer, electricity, and telephone service connections to the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, fire sprinkler, lawn sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless due to Landlord’s gross negligence.
     7. USE: COMPLIANCE WITH LAWS.
     (a) Permitted use. Tenant shall use the Premises only for the Permitted Use (as defined in paragraph l[g] hereof). Tenant hereby expressly acknowledges and agrees that the Premises as designed is acceptable for Tenant’s intended commercial purpose. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extrahazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents unless Tenant pays to Landlord the amount of such increase upon demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in management of the project of which the Premises form a part. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of the Premises. Tenant will not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), paint, install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. Should Landlord agree in writing to any of the items in the preceding sentence, Tenant will maintain such permitted item in good condition and repair at all times. Outside storage, except for trucks or other vehicles and other short-term (meaning less than two (2) weeks) storage, is also prohibited without Landlord’s prior written consent and must, in all cases, be in full compliance with all applicable laws, rules, ordinances, regulations and restrictions.
     (b) Hazardous Materials.
     (i) As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.
     (ii) As used in this Lease, the term “Hazardous Materials Laws” shall mean all federal, state and local laws, ordinances and regulations relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials.
     (iii) Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises, by Tenant, its agents, employees,

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licensees, invites, business associates, sublessees, assigns, contractors, subcontractors or others acting for or on behalf of Tenant (collectively, “Tenant Related Party”) without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may in its good faith business judgment determine to be relevant in determining whether to grant, condition or withhold consent to Tenant’s proposed activity with respect to Hazardous Material and Tenant shall indemnify, defend and hold Landlord and each of Landlord’s partners, shareholders, officers, directors, employees, agents, attorneys, investment advisors, portfolio managers, trustees, ancillary trustees, and their affiliates (including, without limitation, its successors and assigns and their respective partners, shareholders, officers, directors and employees (collectively, “Indemnitees”) free and harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (economic or other) (collectively, the “Claims”) arising from a breach of this prohibition by Tenant or any Tenant Related Party. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises. If Landlord consents to the generation, production, use, storage, treatment or disposal of Hazardous Materials in or about the Premises by Tenant or any Tenant Related Party, then, in addition to any other requirements or conditions that Landlord may impose in connection with such consent, (1) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, reports and hazardous waste manifests reflecting the legal and proper generation, production, use, storage, treatment or disposal of all Hazardous Materials generated, used, stored, treated or removed from the Premises and, upon Landlord’s request, copies of all hazardous waste manifests relating thereto, and (2) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or any Tenant Related Party to be removed from the Premises and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances, and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of compliance with all applicable laws, regulations and ordinances.
     (iv) In the event that Hazardous Materials are discovered upon, in, or under the Premises, and the applicable governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or any Tenant Related Party. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (1) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises or any portion thereof, (2) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated or threatened pursuant to any Hazardous Materials Laws; (3) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (4) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, including any complaints, notices, warnings, reports or

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asserted violation in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof.
     (v) Except as hereinafter provided, Landlord shall indemnify, defend and hold Tenant and its officers, directors, employees, agents, attorneys and shareholders harmless from and against any and all Claims arising from or caused, in whole or in part, directly or indirectly, from the presence or discharge (whether occurring in the past or in the future) of Hazardous Materials in, on, under, upon or from the Premises, caused by Landlord, which Hazardous Materials were or are located or present at or in the Premises at the time of the execution of this Lease (whether or not such location or presence was known to Landlord or Tenant at such time). Landlord’s indemnity contained herein shall not extend to, and Landlord shall not be liable for any incremental costs attributable to Tenant’s or any Tenant Related Party’s exacerbation of contamination.
     (vi) Within forty-five (45) days following the full execution of this Lease, Landlord shall furnish to Tenant a copy of Landlord’s environmental report (the “Report”) respecting the Premises. In the event the Report discloses the existence of Hazardous Materials upon or under the Premises, then either Landlord or Tenant may terminate this Lease by providing written notice to the other within fifteen (15) days following the date Landlord furnishes the Report to Tenant.
     (vii) In the event (a) Hazardous Materials are discovered upon the Premises, (b) the existence of such Hazardous Materials were not previously disclosed by the Report, (c) neither Landlord nor Tenant have responsibility for such Hazardous Materials pursuant to this subparagraph 7(b) then Landlord may voluntarily but shall not be obligated to take all action necessary to bring the Premises into compliance with Hazardous Materials Laws at Landlord’s sole cost. In the event Landlord fails to notify Tenant in writing within sixty (60) days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends to voluntarily take such action as is necessary to bring the Premises into compliance with Hazardous Materials Laws, then Tenant may terminate this Lease on a date not less than ninety (90) days following written notice of such intent to terminate.
     (viii) The respective rights and obligations of Landlord and Tenant under this subparagraph 7(b) shall survive the expiration or earlier termination of this Lease.
     (c) Compliance with Laws and Ordinances. Once the Leasehold Improvements have been completed by Landlord in accordance with paragraph 5 hereof, Landlord represents that the Building shall comply with applicable laws and building codes as presently interpreted and enforced by federal, state and municipal governmental bodies having jurisdiction thereof. Tenant shall, throughout the term of this Lease, and at Tenant’s sole cost and expense, promptly comply or cause compliance with or remove or cure any violation, occurring from and after the Commencement Date and during the term of this Lease, of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

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     8. REPAIRS AND MAINTENANCE.
     (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition (reasonable wear and tear and casualty damage excepted), promptly making all necessary repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, including but not limited to, windows, glass and plate glass, doors, and special office entries, interior walls and finish work, floors and floor coverings, downspouts, gutters, heating, air conditioning and ventilation systems, dock boards, truck doors, dock bumpers, irrigation systems, paving, parking lot improvements, plumbing work and fixtures, pest extermination, exterior lighting fixtures, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal, landscape replacement, general landscape maintenance, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant’s maintenance obligations shall include any rail spur areas and any spur track serving the Premises if Tenant, at any time during the Lease Term, makes use of any rail spur track. In this regard, Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Premises, if requested by the railroad company. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to the provisions of this Lease, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.
     (b) In the event Tenant fails to perform or have performed the following services after written notice from Landlord and a ten (10) day opportunity to cure, Landlord reserves the right to perform or have performed the paving and landscape maintenance, landscape replacement, exterior painting, maintenance of exterior lighting fixtures, and the maintenance of the irrigation systems and common sewerage line plumbing which are otherwise Tenant’s obligations under paragraph 8(b)(l) above and in such event, Tenant shall, in lieu of the obligations set forth under paragraph 8(b)(l) above with respect to such items, be liable to Landlord for the reasonable cost and expense of same, including but not limited to, the reasonable cost for mowing of grass; care of shrubs; landscape replacement; general landscaping; maintenance (but not replacement) of parking areas, parking lot improvements, driveways and alleys; exterior repainting, maintenance of the exterior lighting fixtures and the maintenance of the irrigation systems. Tenant shall have no obligation to repair, maintain or contribute to Landlord’s expense of replacing, repairing or maintaining the roof, foundation of other structural portions of the Premises. In the event Landlord is permitted by the terms of this Lease and elects to perform or cause to be performed such work, Tenant shall pay when due such costs and expenses.
     (c) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord (which approval will not be unreasonably withheld or delayed). The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.
     (d) If Tenant should fail to perform any of its obligations hereunder with respect to repairs and maintenance within ten (10) days after receipt of written notice form Landlord, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.
     9. ALTERATIONS AND IMPROVEMENTS. At the expiration or earlier termination of this Lease, Tenant shall deliver up the Premises with all improvements located thereon (including all mechanical, plumbing and HVAC systems) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. Tenant shall also remove

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all trash and debris from the Premises and leave some in a “broom clean” condition. The cost and expense of any repairs necessary to restore the condition of the Premises to the condition in which they are to be delivered to Landlord shall be borne by Tenant. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to non-structural alterations. As a condition to Landlord’s consent to any non-structural alterations, Landlord may require that Tenant furnish to Landlord such information as Landlord may reasonably request in order to assist Landlord in making the determination as to whether or not such alterations may be made, including, but not limited to, the plans and specifications for the proposed alteration and the identity of Tenant’s architect, engineer and contractor to perform the work. If Landlord does not approve or disapprove the proposed non-structural alteration within thirty (30) days after Landlord’s receipt of such information, then it shall be deemed that Landlord has approved the Tenant’s request for the non-structural alteration, in which case Tenant shall proceed with due diligence to complete the alteration in accordance with the plans and specifications submitted to Landlord and in accordance with all applicable laws, rules and ordinances and regulations. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property on expiration or earlier termination of this Lease and shall remain on the Premises without compensation to Tenant. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the expiration or earlier termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good, workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building, the other improvements or the plumbing, electrical lines or other utilities.
     10. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, or any part thereof, without the prior written consent of Landlord and in no event shall any such assignment or sublease ever release Tenant from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Landlord shall not unreasonably withhold its consent to any assignment or subletting, but may condition such consent upon such matters as Landlord deems reasonable, including, but not limited to, the financial condition of such proposed assignee or subtenant(s) being equal to or greater than the financial condition of Tenant as of the full execution of this Lease and the reputation and operations of the proposed assignee or subtenant(s).
     If the Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease, and such information as Landlord might request concerning the proposed assignee or subtenant(s) to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant(s).
     Notwithstanding the above prohibition against the assignment and subletting, Tenant may upon thirty (30) days prior written notice to Landlord, assign this Lease to a surviving entity following Tenant’s merger therein (so long as the surviving entity has a financial net worth equal to or greater than Tenant’s net worth immediately prior to such merger, the assignee expressly assumes Tenant’s obligations hereunder and the use or the Premises is not changed) or assign or sublet the Premises or any part thereof to its parent corporation or one of its wholly owned subsidiaries or an “affiliate”. As used herein, an “affiliate” is an entity that “controls”, “controlled by” or “under common control with” the Tenant.
     In the event of the transfer and assignment by Landlord of its interest in this Lease and the Premises, and provided the transferee or assignee expressly assumes Landlord’s obligations under this Lease, Landlord shall thereby be released from any future obligations hereunder, and Tenant agrees

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to look solely to such Successor in interest of the Landlord for performance of such future obligations; provided, however, that Landlord, acknowledges and consents to the placing of liens and other financing statements on inventory that will be stored in the Premises in the ordinary course of Tenant’s business.
     11. LIABILITY. Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting front and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by the Building or other improvements becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, except injury to persons or damage to property the sole cause of which is the gross negligence or willful misconduct of Landlord, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, the Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, arising out of any such damage or injury. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Landlord, Landlord’s managing agent and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant’s operations in and maintenance and use of the Premises; and (iv) Tenant’s liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $2,000,000.00 per occurrence in respect of injury to persons (including death) and damage or destruction to property, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certificates evidencing such coverage, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of such coverage, certificates evidencing the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such certificates shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such coverage may be canceled or changed.
     12. MORTGAGES. Tenant accepts this Lease subject to any deeds of trust, security interests or mortgages which might now or hereafter constitute a lien upon the Premises and to deed restrictions, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises. Provided Tenant is furnished a written non-disturbance agreement (providing, in part, that so long as Tenant shall continue to perform all of the covenants and conditions of this Lease, that Tenant’s right of possession of the Premises pursuant to this Lease will be recognized), Tenant (i) shall at any time hereafter, on demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such deed of trust, security interest or mortgage and (ii) agrees to attorn to any mortgages, trustee under a deed of trust or purchaser at a foreclosure sale or trustee’s sale as Landlord under this Lease. With respect to any deed of trust, security interest or mortgage hereafter constituting a lien on the Premises, Landlord, at its sole option, shall have the right to waive the applicability of this paragraph so that this Lease will not be subject and subordinate to any such deed of trust, security interest or mortgage. Either Landlord or Tenant shall upon request by the other, execute and deliver from time to time, one or more instruments certifying that this Lease is in full force and unmodified (or if modified stating the date and nature of each modification), the date through which the Basic Rental has been paid, the unexpired term of this Lease, and such other matters pertaining to this Lease as may be requested by such party. In connection with any subsequent deeds of trust, security interests or mortgages, which Landlord desires to place upon the Premises, Tenant shall not be obligated to agree to any changes to this Lease in connection therewith. Furthermore, Landlord shall not agree to any deed restrictions or

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other use restrictions affecting the Premises without Tenant’s written consent.
     13. INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter upon and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord, and Landlord’s agents and representatives shall have the right to enter upon the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available for lease (during the final 180 days of the term of this Lease) or for sale.
     14. CONDEMNATION. If the whole or any substantial part of the Premises (including, but not limited to, 15% of the Building or parking area) should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purposes contemplated by the Permitted Use, this Lease shall terminate and the Basic Rental shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in this paragraph, this Lease shall not terminate but the Basic Rental payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.
     In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.
     15. INSURANCE, FIRE OR OTHER CASUALTY. Landlord agrees to maintain an “all risk” insurance policy covering the Leasehold Improvements in an amount equal to the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning, vandalism, malicious mischief and loss of rent, extended by a Special Extended Coverage Endorsement to insure against all other risks of direct physical loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance or risks located within such state. Subject to the provisions of this paragraph, such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant agrees to pay to Landlord Landlord’s cost of maintaining such insurance, together with such other insurance as Landlord deems reasonable and prudent. Said payments shall be made to Landlord immediately upon presentation to Tenant of Landlord’s statement setting forth the amount due. In the event any such amount is not paid within twenty (20) days after the presentation to Tenant of the amount so due, the unpaid amount shall bear interest at the Maximum Rate from the date of such presentation until paid by Tenant. Any payment to be made pursuant to this paragraph with respect to the year in which this Lease expires or otherwise terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this Lease bears to a full year.
     If the Leasehold Improvements should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord and Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair such improvements to substantially the condition in which they existed prior to such damage or destruction, except Landlord shall not be required to rebuild, repair, or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord, upon demand, any applicable deductible amount specified under Landlord’s insurance. The Rent payable hereunder, except to

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the extent covered by insurance, shall in no event relate by reason of damage or destruction.
     If any improvements situated on the Premises should be damaged or destroyed by any casualty other than a peril covered by the insurance to be provided hereunder, Tenant shall at its sole cost and expense thereupon proceed with diligence to rebuild and repair such improvements to substantially the condition in which they existed prior to such damage or destruction subject to Landlord’s approval of the plans and specifications for such rebuilding and repairing.
     Notwithstanding anything herein to the contrary, in the event (i) that there are less than four (4) years remaining on the Lease Term at the time the Premises are damaged for destroyed (and Tenant does not elect to extend the Lease Term as hereafter provided) and (ii) the holder of any indebtedness secured by a mortgage or deed of trust covering the Building or the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder (other than those which survive the termination of this Lease) shall cease and terminate. If, however, there are more than four (4) years remaining on the Lease Term at the time the Premises are damaged or destroyed (or if less than four (4) years remain but the Lease Term is extended as here after provided), then the insurance proceeds in case of loss or damage shall be applied on the account of the obligation of Landlord to restore the damage or destruction pursuant to this paragraph 15.
     In the event (A) less than four (4) years remain on the Lease Term at the time the Premises are damaged or destroyed and (B) the holder of any indebtedness secured by a mortgage or deed of trust covering the Building or the Premises requires that the insurance proceeds be applied to such indebtedness, then the Tenant shall have the option, which shall be exercised (if at all) within thirty (30) days after Tenant receives notice of the occurrence of items (A) and (B) and Landlord’s determination of the “fair rental value” of the Premises as hereinafter set forth, to extend the Lease Term (without affecting Tenant’s options to further extensions pursuant to paragraph 45 hereof) to that date which is four (4) years following the date of the damage or destruction to the Premises. In such case, the Basic Rental for that period of time extending beyond the Expiration Date (as set forth in paragraph 1[d] hereof) shall be the “fair rental value” of the Premises at the time of the casualty, as determined by Landlord in its sole but reasonable discretion after evaluating, among other things, the prevailing rental rates for buildings of similar quality, size, utility and location.
     16. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Lease Term, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a Basic Rental equal to the Basic Rental payable for the last month of the term of this Lease plus twenty-five percent (25%) of such amount. The holding over by Tenant, or any of its successors, for any part of a month shall entitle Landlord to collect the Rent called for under this paragraph for the entirety of such month. The provisions of this paragraph shall not be construed as Landlord’s consent for the Tenant to hold over.
     17. TAXES ON TENANT’S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder; provided, however, Landlord shall first give Tenant written notice of such taxes, and Tenant shall have the opportunity to pay and/or contest the payment of such taxes.

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     18. EVENTS OF DEFAULT. The following event shall be deemed to be events of default by Tenant under this Lease:
     (a) Tenant shall fail to pay any of the Basic Rental or Additional Rent hereby reserved and such failure shall continue for a period of ten (10) days after the date such payment was due.
     (b) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant (provided, however, if Tenant commences the cure within such 30 day period and diligently pursues such cure, Tenant shall be afforded an additional period of time to effect such cure as is reasonably necessary, but in no event will the total cure period exceed 90 days).
     (c) Tenant shall make a general assignment for the benefit of creditors.
     (d) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder and such adjudication shall not be vacated or set aside within ninety (90) days.
     (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within ninety (90) days.
     19. REMEDIES. Upon the occurrence of any event of default specified in paragraph 18 hereof, and after the expiration of any applicable notice and cure period, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim for damages thereof; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of Rent for the remainder of the Lease Term.
     (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the Basic Rental thereof; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term. Landlord need not give Tenant any further written notice whatsoever of Landlord’s intent to take possession of the Premises and expel or remove Tenant, and Landlord shall have the right to change the locks on any door of the Premises without notifying Tenant of the name, address or telephone number of an individual or company from whom a new key may be obtained, nor shall Landlord have any obligation to provide a new key to Tenant until such time as all events of default have been cured and Tenant has provided to Landlord additional security for, or further assurances of, Tenant’s future performance of all Tenant’s obligations arising under this Lease; such security and assurances to be satisfactory to Landlord in the exercise of Landlord’s sole and absolute discretion.
     (c) Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that

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Landlord shall not be liable for any damages resulting to the Tenant from such action.
     (d) Pursue the statutory Landlord’s lien for Rent which is not waived by anything contained herein, except for the Landlord’s Agreement (as hereinafter defined).
     No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of Rent following an event of default hereunder shall not be construed as Landlord’s waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of Rent for the remainder of the Lease Term. It is expressly agreed that Landlord shall have no obligation or duty to mitigate damages, and Tenant hereby waives and relinquishes any right or claim for mitigation of damages.
     20. SURRENDER OF PREMISES. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by the Landlord.
     21. ATTORNEYS’ FEES. If on account of any breach or default by Tenant in Tenant’s obligations under this Lease it should be necessary or appropriate for Landlord to bring any action under this Lease or to enforce or defend any of Landlord’s rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorneys’ fee.
     22. LANDLORD’S LIEN. In addition to the statutory landlord’s lien, Landlord shall have, at all times, a valid security interest to secure payment of all Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, accounts, contract rights, chattel paper and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Notwithstanding the foregoing or any of the provision in this paragraph 22, Landlord acknowledges that Tenant has granted a security interest to a lender (“Tenant’s Lender”) in connection with the financing of its inventory, and Landlord agrees to execute the subordination agreement (the “Landlord’s Agreement”), the form of which is attached hereto as Exhibit “C”. Landlord will endeavor to obtain Tenant’s Lender’s approval as to the form and substance of the Landlord’s Agreement within thirty (30) days following the final execution of this Lease, failing which, Landlord may, at

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its option either (i) terminate this Lease or (ii) waive the Landlord’s lien herein contained, together with any statutory lien. Landlord shall have the right to negotiate and make all such changes to the Landlord’s Agreement as the Landlord and the Tenant’s Lender may mutually agree to provided that such changes do not adversely affect Tenant’s rights hereunder. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein (but subject to the Landlord’s Agreement), enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law, and the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for Rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.
23. MECHANIC’S LIEN. Tenant shall have no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.
24. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, the parties hereto waive any and all rights of recovery, claim, action or cause of action, against each other, their agents, partners, directors, officers, and employees, for any loss or damage that may occur to the Premises hereby demised, or any improvements thereto, the Building or any improvements thereto, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the parties hereto, their agents, partners, directors, officers, and employees.
25. SIGNS. Except for any signage approved by Landlord in connection with the construction of the Building and the Interior Tenant Improvements, and location, directional or address signage reasonably required by Tenant for its delivery and shipping operations, Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, restrictions, regulations and other requirements. Tenant shall remove all such signs upon the expiration or other termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of any buildings or other improvements on the Premises, and

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Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation or removal.
     26. NOTICES. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:
     (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at Post Office Box 802087, Dallas, Texas 75380-2087, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.
     (b) Except as otherwise specifically set forth herein, any notice or document required to be delivered hereunder shall be in writing and shall be deemed effective when delivered and shall be deemed delivered when actually received, or, if earlier and whether or not received, when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	Centre Development Co., Inc., or its assigns
P. O. Box 802087
Dallas, Texas 75380-2087

With copy to:	Stanley K. Barth
Andrews & Barth, P.C.
8235 Douglas Avenue, Suite 1120
Dallas, Texas 75225

TENANT:	Sports Supply Group, Inc.
1901 Diplomat Drive
Farmers Branch, Texas 75234

With copy to:	C. David Zoba
Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
     27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (except for the payment of Rent or with respect to any cure period specifically set forth in paragraph 18 hereof), neither the Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as the case may be.
     28. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.
     29. PERIODIC PAYMENT OF REIMBURSABLE EXPENSES; ADJUSTMENTS. At Landlord’s option, Landlord may estimate in advance the amount of any taxes (other than ad valorem taxes, to which this paragraph 29 shall not apply) and reimbursable maintenance expenses due from Tenant under this Lease (the “Reimbursable Expenses”) for each calendar year during the Lease Term, and the same shall be payable monthly or quarterly, as Landlord shall designate during each twelve (12) month period of the Lease Term on the same day as Basic Rental is due hereunder, with an adjustment to be made between the parties at a later date as hereinafter provided. As soon as practicable following the end of each calendar year, but no later than the first day of May, beginning with the end of the first calendar year in which such election is made, Landlord shall submit to Tenant a statement setting forth the exact

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amount of the Reimburse i.e Expenses for the calender year just completed. Further, Landlord shall notify Tenant of the difference, if any, between the actual amount of the Reimbursable Expenses for the calendar year just completed and the estimated amount of the Reimbursable Expenses (which was paid in accordance with this paragraph) for such year. Such statement shall also set forth the amount of the estimated Reimbursable Expenses for the new calendar year computed in accordance with the foregoing provisions. To the extent that the actual Reimbursable Expenses for any period covered by such statement is greater than the estimated amounts which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference within ten (10) days following receipt of said statement from Landlord. To the extent that the actual Reimbursable Expenses for the period covered by the statement is less than the estimated payment previously paid by Tenant during the calendar year just completed, Landlord shall credit the difference against the Tenant’s estimated payment of Reimbursable Expenses for the current calendar year and such credit will be applied to the next payment or payments due from Tenant to Landlord. In addition, until Tenant receives such statement, Tenant’s payment of the Reimbursable Expenses for the new calendar year shall continue to be paid at the rate for the previous calendar year, but Tenant shall commence payment to Landlord of the monthly or quarterly installments (as the case may be) of Reimbursable Expenses on the basis of the new statement beginning on the first installment date following the date upon which Tenant receives such statement. If the statement reflects a change in the reimbursement amount, such difference shall be adjusted by increasing or decreasing the first reimbursement payment after the statement is given in order to bring the reimbursement amount for the new calendar year current as of such date.
     30. QUIET ENJOYMENT. Landlord represents, warrants and covenants that it has full right and lawful authority to enter into and perform Landlord’s obligations under this Lease for the full term hereof, subject to the provision of paragraph 42 hereof. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises and the appurtenances appertaining thereto for the term hereof, without hindrance from Landlord, subject to the terms and conditions of this Lease.
     31. EXISTENCE OF BROKER. Tenant represents and warrants that it has not contacted or dealt with any real estate broker in connection with the execution of this Lease other than George Clark (the “Broker”). Landlord will be responsible for the payment of a commission to the Broker pursuant to a separate written agreement.
     Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs (including but not limited to attorney’s fees) incurred by Landlord as a result of Tenant’s breach of any covenant, agreement, warranty or representation contained in this paragraph.
     Landlord represents and warrants that it has not contacted or dealt with any real estate broker in connection with the execution of this Lease (other than the Broker), and Landlord agrees to indemnify and hold Tenant harmless against all liabilities and costs (including, but not limited to attorney’s fees) incurred by Tenant as a result of Landlord’s breach of any covenant, agreement, warranty or representation contained in this paragraph.
     32. TENANT’S REMEDIES. In the event Landlord defaults in the performance of any of its obligations to Tenant hereunder, or breaches any warranty or representation, express or implied, to Tenant in connection with this Lease or the Premises, Tenant shall have no right of set-off against payments due to Landlord hereunder and shall have no right to terminate this Lease, and Tenant hereby waives such remedies, and Tenant’s sole remedy shall be to bring suit against Landlord for damages. It is expressly agreed that the obligations of Landlord hereunder are independent of Tenant’s obligations. Landlord shall have no personal liability to Tenant for any such default or breach by Landlord, and have no personal liability to Tenant for any such default or breach by Landlord, and Tenant specifically agrees to look solely to Landlord’s interest in the Premises for payment of any damages suffered by Tenant. Notwithstanding the foregoing, if Landlord fails to perform any of its obligations under this Lease and Tenant recovers a

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money judgment against Landlord, such judgment may be satisfied out of (i) the proceeds produced upon execution of such judgment and levy thereon against Landlord’s interest in the Premises and the land situated thereunder, (ii) the rents or other income from the Premises receivable by Landlord, and (iii) the consideration received or receivable by Landlord from any sale or other disposition (including a condemnation or conveyance in lieu thereof), after the date of the default or breach that gave rise to such judgment, of all or any part of Landlord’s interests in the Premises. The foregoing provisions shall not relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but shall only limit Landlord’s liability in the case of recovery of a judgment against it, nor shall the foregoing provisions limit or otherwise affect Tenant’s right to obtain injunctive relief or specific performance or avail itself of any other right or remedy that this Lease or the law may accord Tenant. Pending resolution of any controversy hereunder (as evidenced by a final, nonappealable order issued by a court of competent jurisdiction), Tenant shall continue to pay to Landlord all sums which are and become due to Landlord hereunder, without deduction or set-off. Tenant hereby expressly waives and disclaims any lien or claim which Tenant has or may have in and to any property belonging to the Landlord or on the Rent due to the Landlord under this Lease. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed by it pursuant to this Lease, and any such failure shall, if it relates to a matter which is not of an emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have given Landlord notice of such failure (or such longer period of time as is necessary to effect the cure provided Landlord commences the cure within said thirty (30) day period and proceeds diligently thereafter), or if in Tenant’s judgment such failure relates to a matter which is of an emergency nature, then Tenant shall have the right to perform any such term, provision, covenant or condition and the full amount of the reasonable cost and expenses entailed, shall be owing by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s request for payment, supported by invoices and paid receipts, but in no event (except as expressly provided in this paragraph 32) shall Tenant have the right to deduct any portion of the amount thereof from any Rent then due or thereafter coming due hereunder.
     33. ESTOPPEL CERTIFICATES. Tenant agrees to furnish from time to time (but not more often than twice per year) when requested by Landlord, the holder of any deed of trust, mortgage, or other instrument of security, or the lessor under any ground lease or underlying lease covering all or any part of the Premises or the improvements therein or the land situated beneath the Premises, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations reasonably deemed appropriate by the party requesting such certificate, and Tenant shall, within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord.
     34. NOTICE TO LENDER. If the Premises or the Building or any part thereof are at any time subject to a first mortgage or a first deed of trust or other similar instrument and this Lease or the rentals are assigned to a mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then the Tenant shall not take any action on account of any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to perform, at its election, for and on behalf of the Landlord.
     35. LANDLORD APPROVALS. Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

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     INDUSTRIAL LEASE AGREEMENT — Page 18

     36. JOINT AND SEVERAL LIABILITY. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against the Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.
     37. GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
     38. CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.
     39. ENTIRE AGREEMENT; AMENDMENTS; BINDING EFFECT. Neither party to this Lease has made or relied on any representations, warranties, covenants or agreements with respect to the Premises or any other matters affecting or relating to this Lease except as contained herein and this Lease supersedes and replaces any prior representations, warranties, covenants or agreements, whether written or oral, which may have been made by either party with respect to the Premises or other matters contained in this Lease. This Lease contains the entire agreement between the parties hereto with respect to the Premises and all other matters contained in this Lease and this Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party and addressed to the other party, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.
     40. GOVERNING LAW AND PLACE OF PERFORMANCE. This Lease shall be governed by the laws of the State of Texas. Tenant shall perform all covenants, conditions and agreements contained herein, including but not limited to payment of Rent, in Dallas County, Texas. Any suit arising from or relating to this Lease shall be brought in Dallas County, Texas.
     41. GOOD STANDING/DUE AUTHORIZATION. Contemporaneous with the execution of this Lease, Tenant shall provide to Landlord the following:
          (a) A copy of Tenant’s Good Standing, or similar certificate, issued by the Secretary of State of the state of Tenant’s incorporation ;
          (b) A copy of Tenant’s Articles of Incorporation and Bylaws, and any amendments thereto or modifications thereof, certified by the secretary or assistant secretary of Tenant;
          (c) Evidence that Tenant is qualified to do business in the State of Texas; and
          (d) A copy of the appropriate corporate resolutions, certified by the secretary or the assistant secretary of the Tenant, evidencing the authorization of the Tenant to execute this Lease.
     42. TITLE ACQUISITION CONTINGENCY. The Tenant hereby acknowledges that at the time of execution of this Lease, Landlord has not acquired title to the Premises, or any portion thereof. The Landlord’s obligations arising under this Lease are expressly conditioned upon and subject to Landlord acquiring title to the Premises. Prior to acquiring title to the Premises, Landlord may assign its interest in this Lease to any person or entity acquiring title to the Premises or a portion thereof. Landlord shall have no obligation or liability of whatever nature in the event Landlord fails, for

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whatever reason, to acquire title to the Premises, or any portion thereof, except to reimburse Tenant for its out-of-pocket costs in connection with the preparation and negotiation of this Lease, including legal fees, not to exceed $3,000.00.
     43. MEMORANDUM OF LEASE. Upon Tenant’s written request, Landlord shall cause a memorandum of lease to be recorded in Dallas County, Texas at Tenant’s expense.
     44. COUNTERPARTS. This Lease, and any written instrument modifying or amending this Lease, may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
     45. RENEWAL OPTIONS. Landlord hereby grants Tenant two (2) options to renew this Lease, each option to be for a period of sixty (60) months, for a total of one hundred twenty (120) months in the event both renewal options are exercised. Each said renewal option shall be exercised by Tenant notifying Landlord thereof in writing not more than two hundred ten (210) and at least one hundred eighty (180) days prior to the expiration of the then current lease or renewal term, as the case may be. In the event a renewal agreement has not been executed at least one hundred twenty (120) days prior to the expiration date of the current lease or renewal term, the option shall automatically become null and void. Each such renewal shall be subject to all of the terms and conditions of this Lease except that (i) the Basic Rental payable during each renewal term shall be as set forth below and (ii) no further renewal option shall exist during the second renewal term. It shall be a condition to Tenant’s exercising any renewal option herein granted that (y) Tenant not be then in default under this Lease and (z) Tenant shall have previously exercised the immediately preceding renewal option, if any, so that the second renewal option may not be exercised if Tenant has failed to exercise the first renewal option.
     The Basic Rental for each renewal term shall be based on the then prevailing rental rates for properties of equivalent quality, size, utility and location in the Dallas/Forth Worth market, with the length of the lease term and the credit worthiness of the Tenant taken into account.
     Upon notification from Tenant of its intent to exercise each renewal option, Landlord shall, within fifteen (15) days thereafter, notify Tenant in writing of the Basic Rental for the applicable renewal term; Tenant shall, within fifteen (15) days following receipt of same, notify Landlord in writing of the acceptance or rejection of the proposed Basic Rental. In the event of rejection by Tenant, the Basic Rental for the applicable renewal term shall be determined as follows:
     (a) Within fifteen (15) days following notification of rejection, Landlord and Tenant shall each select an arbitrator who shall be a Licensed Texas real estate broker having a minimum of five (5) years experience in leasing industrial space and being a member of the North Chapter of the Texas Society of Office and Industrial Realtors (or its successor organization); provided, however, neither party shall be entitled to select an arbitrator to whom that party has paid a real estate commission or fee within the prior two (2) year period of time. Notice shall be given to the other party of the name of the arbitrator selected. If either Landlord or Tenant fails to appoint such an arbitrator within the allocated time, the arbitrator appointed by the other party shall make the determination of the Basic Rental and this determination shall be final and binding on both parties.
     (b) If both Landlord and Tenant appoint an arbitrator in accordance with the provisions above and the two arbitrators cannot agree upon a Basic Rental for the renewal term within thirty (30) days following their appointment, the two arbitrators shall forthwith select a third disinterested and qualified arbitrator having like qualifications and each of the original arbitrators will immediately submit his or her judgment as to the appropriate Basic Rental in writing to the third arbitrator. Within ten (10) days after such submittal, the third arbitrator shall make the determination of the Basic Rental for such renewal period and the determination of the third arbitrator shall

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be final and binding on both parties. In the event the two arbitrators appointed by the Tenant and Landlord cannot agree upon a third arbitrator, then the third arbitrator shall be appointed by the then President of the North Chapter of the Texas Society of Office and Industrial Realtors (or its successor organization). The Basic Rental agreed to by the two appointed arbitrators or, if applicable, the Basic Rental determined by the third arbitrator shall be final and binding upon the parties hereto. Landlord and Tenant shall each bear the expense of their arbitrator and the expense of a third arbitrator, if needed, shall be shared equally by both parties.
Executed by Landlord this 25th day of April, 1994.

LANDLORD:

CENTRE DEVELOPMENT CO., INC.
a Texas corporation

By:	/s/ Al Blaine

Printed Name: AL BLAINE
Title: Vice President
Executed by Tenant this 22nd day of April, 1994.

TENANT:
ATTEST:
SPORTS SUPPLY GROUP, INC.
a Delaware corporation

Title:	By:	/s/ Peter Blumenfeld

Printed Name: PETER BLUMENFELD
Title: President / COO

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INDUSTRIAL LEASE AGREEMENT — Page 21

EXHIBIT “A”
Lot 4, Block 1
BEING a tract of land out of the Willam H. Pulliam Survey, Abstract No. 1171, Dallas Country, Texas, situated in Farmers Branch, Texas, and being all of Lot 4, Block 1, Plat Revision of Block 1, Final Plat showing Lots 1, 2, 3, and 4 Valwood, Park Farmers Branch • Phase One as recorded in Volume 84168, Page 3293 of the Plat Records of Dallas County, Texas and being more particularly described as follows:
BEGINNING at a 1/2-inch found iron rod in the north line of Diplomat Drive (70 feet wide), said point being South 89 degrees 18 minutes 52 seconds West, a distance of 30.00 feet, from the intersection of said north line extended with the west line of Benchmark Drive (160 feet wide);
THENCE South 89 degrees 18 minutes 52 seconds West, along said north line, a distance of 257.78 feet to a 1/2-inch set iron rod for the point of curvature of a circular curve to the left having radius of 435.00 feet;
THENCE Westerly, along said north line, and along said curve through a central angle of 23 degrees 51 minutes 44 seconds, an are distance of 181.17 feet to a 1/2-inch set iron rod for the point of tangency;
THENCE South 65 degrees 27 minutes 08 seconds West, along said north Line, a distance of 81.69 feet to a P.K nail found in a railroad tie for a corner said corner being on the Carrollion City Limit line;
THENCE North 0 degrees 49 minutes 52 seconds West, along said line, a distance of 747.26 feet to a 1/2-inch found iron rod for a corner;
THENCE North 89 degrees 18 minutes 52 seconds East, a distance of 540.36 feet to a l/2-inch found iron rod for a corner said corner being on said west line of Benchmark Drive;
THENCE South 0 degrees 41 minutes 08 seconds East, along said west line, a distance of 647.03 feet to a 1/2-inch found iron rod for the point of curvature of a circular curve to the right having a radius of 30.00 feet;
THENCE Southeasterly and Southwesterly, along said curve through a central angle of 90 degrees 00 minutes 00 seconds, an are distance of 47.12 feet to the point of tangency and the POINT OF BEGINNING AND CONTAINING 371,224 square feet or 8.522 acres of land more or less.

EXHIBIT “B”

PROJECT DATA

LAND AREA 8.522 ACRES	371,224 SF
BUILDING AREA	
OFFICE	4,000 SF
WAREHOUSE	176,841 SF
TOTAL	180,841 SF
COVERAGE ALLOWED	50%
COVERAGE SHOWN	41%

PARKING

WAREHOUSE 1 PER 1000#	177 SPACES
PRODUCTION/ MANUFACTURING 1 PER 500	0 SPACES
OFFICE 1 PER 250#	16 SPACES
TOTAL	193 SPACES
PARKING PROVIDED	193 SPACES

540.34'
741.26'
120'-0"
340'-0"
420'-0"
WAREHOUSE
176,841#
40'-0"
OFFICE
4,000#
BENCHMARK
DIPLOMAT DR.

PRELIMINARY SITE PLAN

SCALE 1:50

CENTRE DEVELOPMENT CO., INC.

EXHIBIT “B”
DESIGN CRITERIA
Sports Supply Group, Inc.
GENERAL
1.	Total buildable area is 180,841 square feet.

2.	Approximately 4,000 square feet will be air conditioned office space and the balance will be warehouse area. The office area will be a configuration and layout as decided by Sports Supply Group, Inc.

3.	Land area for the project consists of approximately 8.522 acres.

4.	Parking shall be provided per local city code requirements. Per code, the facility requires 193 parking spaces.
SITEWORK
1.	Horizontal Sitework
a.	A soils report shall be obtained from a qualified soils engineer.

b.	All vegetation shall be removed from areas that will be under building, paving and sidewalks, Sitework shall be graded to drain away from buildings,

c.	All automobile paving shall be 5" thick reinforced concrete over compacted subgrade. Concrete shall have a compressive reinforcing of number 3 reinforcing bars at 18" on center. Truck area paving shall be 6" thick reinforced concrete with number 3 reinforcing bars at 18" on center. Paving provided shall be as shown on the site plan.

d.	All sidewalks shall be 4" thick reinforced concrete over 3" sand cushion and shall receive a broomed finish.

e.	Concrete approaches shall be provided where shown and shall conform to City specifications.

f.	Concrete curbs shall be provided adjacent to all sidewalks, around planting areas, and at all paving perimeters.
2.	Landscaping
a.	Landscape design, soil preparation, plants, hardscape, and labor shall be included.

b.	A lawn sprinkler system shall be installed at all planting areas. Adequate freeze-proof hose bibs shall be provided off of this system.

c.	A $90,000 allowance shall be provided for the design and installation of the landscaping and irrigation described in “a” and “b” above.

Design Criteria

3.	Site Lighting
a.	Exterior lighting shall be provided by the use of wall-mounted, 400 watt, high-pressure sodium fixtures on the wall of the building.

b.	Recessed can downlights shall be provided in the office area entrance canopy soffits.
BUILDING
1.	Excavation
a.	All cut, fill, fine grading, and scraping of site shall be included.

b.	Any areas not covered by building or sitework shall be graded for proper drainage and maintenance.
2.	Foundation
a.	Fill under building shall be as specified by testing engineer. The fill shall be placed in loose lifts of approximately 6" layers and uniformly compacted to 95% standard proctor density at near optimum moisture content or as directed by the engineer.

b.	The foundation shall consist of drilled and belled piers, carried to a suitable bearing strata or a structural grade beam system as detailed in soils report. Piers shall be 3,000 p.s.i. concrete and be reinforced as required by the engineer.
3.	Floor Slabs
a.	All concrete shall have maximum allowable slump of 5".

b.	Floor slabs shall be on grade with 5" thick 4,000 p.s.i. reinforced concrete. Reinforcing shall be #3s on 15" centers at approximately 2" from top of slab as required by the engineer. Placement of concrete shall utilize a vibrating screed.

c.	Sawn joints shall be executed at optimum time to help reduce shrinkage cracking.

d.	A 10 mil polyethylene vapor barrier shall be installed under the floor slab at office areas.

Design Criteria

4.	Exterior Walls
a.	The exterior walls of the building shall be load bearing, reinforced, site-fabricated concrete panels. The concrete shall have a design strength of 4,000 p.s.i at 28 days. The exterior side of the panels shall have an exposed aggregate finish.
b.	Interior side of the concrete walls shall have all holes patched and have a smooth, steel trowelled finish.
5. Structure
a.	The roof structure shall consist of structural steel joist girders and bar joists, supported by steel columns on the exterior bays, tilt-up concrete wall panels, and structural steel framing.

b.	The clear height of the building shall be a minimum of 24' to the bottom of the roof bar joists.

c.	Structural steel shall receive one shop coat of light gray paint. After erection has been completed, damaged, rusted or scraped metal areas shall be touched up with same paint.

d.	Bay sizes shall be 40' x 40' through the interior of the building.
6. Roof Deck and Roofing
a.	Roof deck shall be metal deck sloped at approximately 1/4" per foot.

b.	Roofing shall be a three-ply built-up roof utilizing one inch insulation board with asphalt and gravel topping.

c.	Roof shall be drained by roof drains and interior downspouts. Overflow scuppers shall be provided for emergency situations.

d.	Factory Mutual approved smoke exhaust skylights spaced in accordance with local building codes.
7. Glass and Glazing
a.	Fixed glass at office entrance areas shall be 1/4" tinted tempered float glass in accordance with the City building codes. All other fixed glass shall be 1/4" tinted float glass.

Design Criteria

8. Exterior Doors
a.	The main office entrance door shall have 1/4" tinted tempered float glass set in anodized aluminum storefront and have impact bars at 36" above each floor.

b.	Exterior personnel doors shall be provided to comply with City codes. These exterior personnel doors shall be metal, hollow core doors.

c.	Steel channel sill protectors and 4' high steel channel jamb protectors shall be provided at the truck door.

d.	Sixteen (16) 9' x 10' truck doors shall be provided.
9. Painting and Caulking
a.	Painting and caulking shall include all exterior work complete.

b.	All exterior exposed steel, such as personnel doors, overhead doors, handrails, etc., shall be given one coat of primer and one coat of exterior paint.

c.	All concrete to be painted shall receive one coat of heavy textured paint such as Dan-Tex or equal. Colors shall be as mutually agreed upon.

d.	All parking striping shall be 4" wide white painted lines, 18' long, approximately 9'0" on center.
10. Plumbing
a.	A 2" domestic water line and 6" sanitary sewer line shall be stubbed up into the building.

b.	One water meter shall be provided to serve the domestic water and a second meter shall be provided to serve the lawn sprinkler system.
11. Fire Sprinkler
a.	The facility shall be provided with an ESFR Class IV fire protection sprinkler system. The system shall be installed in compliance with Texas State Board of Insurance requirements. The service line shall be sized to provide adequate volumes and pressures. The system shall include all water mains, connections and meter requirements. Any additions or modifications to this system shall be made a part of the tenant improvements or as job extra.

Design Criteria

12. Electrical
a.	Electric service shall be coordinated with the utility company to provide for a pad mounted 277/480 volt, three phase service transformer located adjacent to the building.
13. Ceilings
a.	Ceilings in the shell building shall be unfinished and open to deck.
14. Interior Improvements
a.	An allowance of $238,710.12/$1.32 per square foot shall be provided for tenant improvements per Tenant’s requirements. Tenant improvement allowance to include office and warehouse electrical, mechanical, ventilation, equipment and finishes.

EXHIBIT “C”
LANDLORD’S AGREEMENT
LANDLORD’S SUBORDINATION AGREEMENT
     THIS LANDLORD’S SUBORDINATION AGREEMENT (the “Agreement”) is entered into by and among                                          (“Landlord”) and                                                              (“Tenant”) and                                           (“Secured Party”).
WITNESSETH:
     WHEREAS, Landlord is the owner of certain improved real property located at                      ,                     ,                                          County, Texas (the “Premises”), which are now leased in whole or in part by Tenant; and
     WHEREAS, tenant has heretofore executed and delivered to Secured Party a Security Agreement, thereby granting unto Secured Party a security interest in the personal property listed on Exhibit “A” attached hereto (the “Collateral”); and
     WHEREAS, the Collateral is located within the Premises or may be hereafter delivered or installed within the Premises; and
     WHEREAS, the Secured Party has required as a condition of its acceptance of the Security Agreement that the Landlord subordinate its landlord’s lien in and to the Collateral to the Secured Party’s lien in and to the Collateral as granted by the Security Agreement.
     NOW THEREFORE, to assure the Secured Party a first lien in the Collateral, the parties hereto agree as follows:
     1. Landlord hereby agrees with Secured Party that all the rights and liens in and to the Collateral now or hereafter existing by virtue of all leases and demises from Landlord to Tenant (including any contractual landlord’s lien and including the rights of landlord under the Texas Statutory Owners of Buildings lien, as provided for by Article 5238, Rev. Tex. Civ. St., as the same may be amended) shall and by the same are hereby made subordinate, subject and inferior to all of the rights and liens of Secured Party in and to the Collateral.
     2. Landlord further agrees that none of the Collateral has or will be considered a part of the realty to which the same has been attached or affixed or to which the same may be attached or affixed at any time hereafter and that the same may be severed and removed by Secured Party from the realty to which it is now or may hereafter become attached or affixed upon the foreclosure of the security interest or upon the exercise of the rights, powers or privileges granted to Secured Party by the aforesaid Security Agreement. This Agreement applies only to the Collateral listed on Exhibit “A” and shall not constitute a subordination of Landlord’s lien as to any other personal property of Tenant.
     3. This Agreement is for the sole benefit of the Secured Party and not the Secured Party’s assigns or successors. In the event Secured Party assigns its interest in the Collateral to another party, it will be necessary to receive Landlord’s written acknowledgment of such assignment before such third party may be protected by this Agreement.
     4. Should Tenant vacate the Premises or be depossessed from the Premises by Landlord, any repossession of the Collateral by Secured Party or any approved third party assignee shall be made only during normal business hours of 9:00 A.M. through 4:00 P.M. Monday through Friday and being a non-holiday. Also, Secured Party must give Landlord reasonable notice of such repossession.
     5. Should repossession occur by Secured Party, Secured Party will be liable for any damage or injury done to the Premises or to persons at the Premises occasioned by such repossession.

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EXHIBIT “C” — Page 1

     6. Should Tenant vacate the Premises or [ILLEGIBLE] dispossessed from the Premises by Landlord, Secured Party agrees to remove the Collateral described herein within one (1) week of receipt of written notice to remove same. Should Secured Party fail to remove the Collateral within the time allowed, such Collateral may be disposed of by Landlord without any risk, obligation or liability to Secured Party. Should Secured Party not remove the Collateral within the time allowed and Landlord decides not to remove the Collateral, Secured Party shall be liable for reasonable rental until the Collateral is removed.
     7. This Agreement shall be binding upon the parties hereto, their successors and assigns.
     EXECUTED at Dallas, Texas, this___day of___, 19___.

landlord:

By:
Printed Name:
Title:
Address:

TENANT:

By:
Printed Name:
Title:
Address:

SECURED PARTY:

By:
Printed Name:
Title:
Address:

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EXHIBIT “C” — Page 2

FINANCING STATEMENT
Filing Office: County Clerk,                    Dallas County, State of Texas

Debtor’s Name and Address:	SPORTS SUPPLY GROUP, INC.
1901 Diplomat Drive
Farmers Branch, Texas 75234

Secured Party’s Name and Address:	CENTRE DEVELOPMENT CO., INC.
P.O. BOX 802087
Dallas, Texas 75380-2087

Date:	April , 1994
Description of Collateral:
     1. All goods, wares, equipment, fixtures, furniture, improvements, accounts, contract rights, chattel paper and other personal property of Debtor presently, or which may hereafter be, situated on or within those certain premises (hereinafter referred to as the “Premises”) as described in that certain Industrial Lease Agreement (hereinafter referred to as the “Lease”) dated April ___, 1994 between Secured Party, as Landlord, and Debtor, as Tenant, situated in the City of Farmers Branch, Dallas County, State of Texas; and
     2. All proceeds arising from any of the Collateral.

Record Owner:	Secured Party
Collateral is or may include Fixtures
Filing Office: Secretary of State County Clerk, Dallas County, State of Texas

DEBTOR:

SPORTS SUPPLY GROUP, INC.,
a Delaware corporation

By:
Printed Name:
Title:
WITNESS:

FINANCING STATEMENT
Filing Office: Secretary of State, State of Texas

Debtor’s Name and Address:	SPORTS SUPPLY GROUP, INC.
1901 Diplomat Drive
Farmers Branch, Texas 75234

Secured Party’s Name and Address:	CENTRE DEVELOPMENT CO., INC.
P.O. Box 802087
Dallas, Texas 75380-2087

Date:	April ___, 1994
Description of Collateral:
     1. All goods, wares, equipment, fixtures, furniture, improvements, accounts, contract rights, chattel paper and other personal property of Debtor presently, or which may hereafter be, situated on or within those certain premises (hereinafter referred to as the “Premises”) as described in that certain Industrial Lease Agreement (hereinafter referred to as the “Lease”) dated April ___, 1994 between Secured Party, as Landlord, and Debtor, as Tenant, situated in the City of Farmers Branch, Dallas County, State of Texas; and
     2. All proceeds arising from any of the Collateral.

Record Owner:	Secured Party
Collateral is or may include Fixtures
Filing Office: Secretary of State County Clerk, Dallas County, State of Texas

DEBTOR:

SPORTS SUPPLY GROUP, INC.,
a Delaware corporation

By:
Printed Name:
Title:
WITNESS:

13700 Benchmark Drive Farmers Branch, Texas 75234
AMENDMENT TO INDUSTRIAL LEASE AGREEMENT
     THIS AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (the “Amendment”) is made and entered into by and between CENTRE DEVELOPMENT CO., INC., a Texas corporation (“Landlord”) and SPORT SUPPLY GROUP, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. Landlord and Tenant have heretofore entered into an Industrial Lease Agreement executed by the Tenant on April 22, 1994, and executed by the Landlord on April 25, 1994 (the “Lease”) respecting that certain real property described on Exhibit “A” attached hereto and made a part hereof, together with the Building and other improvements now or hereafter located thereon.
     B. The Lease provides for Landlord to construct and install Leasehold Improvements in accordance with preliminary drawings and design criteria attached to the Lease which, in part, provide for a clear height of the building of twenty-four feet (24’) to the bottom of the roof bar joists; and the Tenant has requested a modification to the final plans and specifications to provide for a twenty-eight foot (28’) clear height.
     C. Paragraph 5 of the Lease sets forth that the Basic Rental has been computed by budgeting an Allowance of $238,710.12 for Interior Tenant Improvements and should the total cost of the Interior Tenant Improvements exceed the Allowance, the annual Basic Rental shall be automatically increased by an amount equal to 10% of such excess.
     D. The purpose of this Amendment is to (i) increase the Basic Rental to account for the increased cost attributable to raising the clear height of the Building and the excess costs attributable to the Interior Tenant Improvements and (ii) clarify the Tenant’s obligation for maintenance of the Premises, and (iii) effect certain other modifications as expressly set forth herein.

AMENDMENT TO INDUSTRIAL	Initial:
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          NOW, THEREFORE, for and in consideration of the above recitals and the mutual covenants of the parties hereto, Landlord and Tenant do hereby agree as follows:
1. Subparagraph 5b. of the Design Criteria attached as Exhibit “B” to the Lease is hereby amended to read as follows:
“b. The clear height of the building shall be a minimum of 28’ to the bottom of the roof bar joists.”
2. The additional cost of the Leasehold Improvements attributable to raising the clear height of the Building is $105,900.00.
3. As of the date of this Amendment, the excess of the total cost of the Interior Tenant Improvements over the Allowance is $87,000.00.
4. The term “Basic Rental”, as defined in subparagraph 1(e) of the Lease, is hereby amended to be $45,612.14.
5. Paragraph 8 of the Lease is hereby amended to read, in its entirety, as follows:
“8. REPAIRS AND MAINTENANCE.
     (a) Except as hereinafter expressly provided in this paragraph 8(a), Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition (reasonable wear and tear and casualty damage excepted), promptly making all necessary repairs and replacements, interior and exterior, ordinary and extraordinary, including but not limited to, windows, glass and plate glass, doors, and special office entries, interior walls and finish work, floors and floor coverings, downspouts, gutters, heating, air conditioning and ventilation systems, dock boards, truck doors, dock bumpers, irrigation systems, paving, parking lot improvements, plumbing work and fixtures, pest extermination, exterior lighting fixtures, regular removal of trash and debris, regular mowing of any grass, trimming, weed removal, landscape replacement, general landscape maintenance, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Landlord shall, at its own cost and expense, keep and maintain the roof, foundation and structural portions of the Building in good condition (except in the event of casualty or other damage contemplated by paragraph 15 hereof). Tenant shall give immediate written notice to Landlord of the need for repairs, and Landlord shall proceed within a reasonable time

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after receiving such notice to make such repairs. Landlord’s liability hereunder shall be limited to the cost of such repairs, and Landlord shall not be liable for consequential damages. Tenant shall have no obligation to repair, maintain or contribute to Landlord’s expense of replacing, repairing or maintaining the roof, foundation or other structural portions of the Premises. Tenant’s maintenance obligations shall include any rail spur areas and any spur track serving the Premises if Tenant, at any time during the Lease Term, makes use of any rail spur track. In this regard, Tenant agrees to sign a joint maintenance agreement with the railroad company servicing the Premises, if requested by the railroad company. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to the provisions of this Lease, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.
     (b) In the event Tenant fails to perform or have performed the following services after written notice from Landlord and a ten (10) day opportunity to cure, Landlord reserves the right to perform or have performed the paving and landscape maintenance, landscape replacement, exterior painting, maintenance of exterior lighting fixtures, and the maintenance of the irrigation systems and common sewerage line plumbing which are otherwise Tenant’s obligations under paragraph 8(a) above and in such event, Tenant shall, in lieu of the obligations set forth under paragraph 8(a) above with respect to such items, be liable to Landlord for the reasonable cost and expense of same, including but not limited to, the reasonable cost for mowing of grass; care of shrubs; landscape replacement; general landscaping; maintenance (but not replacement) of parking areas, parking lot improvements, driveways and alleys; exterior repainting, maintenance of the exterior lighting fixtures and the maintenance of the irrigation systems. In the event Landlord is permitted by the terms of this Lease and elects to perform or cause to be performed such work, Tenant shall pay when due such costs and expenses.
     (c) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord (which approval will not be unreasonably withheld ox delayed). The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to

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Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.
     (d) If Tenant should fail to perform any of its obligations hereunder with respect to repairs and maintenance within ten (10) days after receipt of written notice form Landlord, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate from the date of each such expenditure by Landlord to the date of repayment by Tenant.”
     6. The first sentence of Paragraph 11 of the Lease is hereby amended to read as follows:
     “Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part of whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by the Building or other improvements becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, except injury to persons or damage to property the sole cause of which is the negligence, gross negligence or willful misconduct of Landlord, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, the Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, arising out of any such damage or injury.”
     7. Paragraph 14 of the Lease is hereby amended by deleting the second grammatical paragraph thereof and inserting in lieu thereof the following:
     “In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire price or award from any such taking or private purchase in lieu thereof without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Landlord shall have full power and authority to negotiate with any public authority and to direct and control any legal proceedings involving or related to any such taking or private purchase in lieu thereof. Tenant shall have the right, to the extent that same shall not

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diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for loss of business or good will or for the taking of Tenant’s trade fixtures, if a separate award for such items is made to Tenant.”
     Except as amended hereby, the Lease shall remain unchanged and in full force and effect.
     EXECUTED by Landlord this 8th day of July, 1994.

LANDLORD:

CENTRE DEVELOPMENT CO., INC.,
a Texas corporation

By	/s/

Printed Name:
Title:
     EXECUTED by Tenant this 8th day of July, 1994.

TENANT:

SPORT SUPPLY GROUP, INC., a Delaware corporation
ATTEST:
	By:	/s/ Peter Blumenfeld

Printed Name:	Printed Name: Peter Blumenfeld

Title:	Title: President/COO

AMENDMENT TO INDUSTRIAL	Initial:
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EXHIBIT “C”
List of Landlord’s Unperformed Obligations

EXHIBIT “D”
Insurance Certificates

SECOND AMENDMENT TO LEASE
          THIS SECOND AMENDMENT TO LEASE (this “AMENDMENT”) is entered into as of the 10th day of June, 2004, by and between ProLogis (successor-in-interest to APT-Cabot Texas, Inc., a Delaware corporation, as successor-in-interest to Centre Development Co., a Texas corporation) (the “Landlord”) and Sport Supply Group, Inc., a Delaware corporation (the “Tenant”).
W I T N E S S E T H:
          WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the 25th day of April, 1994, as amended by the First Amendment to Industrial Lease Agreement dated as of the 8th day of July, 1994, pursuant to which Landlord leased to Tenant certain premises located at 13700 Benchmark Drive, Farmers Branch, Texas, containing approximately 180,841 square feet of space (such Lease, as heretofore and thereafter modified, being herein referred to as the “Lease”).
          WHEREAS, Landlord and Tenant desire to extend the Term of the Lease on the terms and conditions set forth below:
          NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:
1.	The Term of the Lease is hereby extended so that the expiration date of the Lease shall be December 31, 2007 (the “Extension Period”).

2.	Effective February 1, 2005 and continuing through the Extension Period, the monthly Basic Rental due and payable by Tenant in accordance with the terms of the Lease shall be as follows:

02/01/05-3/31/05:	$0.00 *
04/01/05-12/31/07:	$45,210.25 per month ($3.00 p.s.f./annum)

* Tenant will continue to pay any and all Additional Rent during the free rent period (February 1, 2005 — March 31, 2005) in accordance with the provisions of the Lease, except as otherwise provided for herein.

3.	Tenant shall be responsible for the payment of Additional Rent in accordance with the provisions of the Lease. The parties hereby acknowledge and agree that Additional Rent shall include, but not be limited to, certain operating expenses as described herein, and Tenant shall be responsible for its pro rata share thereof. Further, the parties acknowledge that such operating expenses are estimates only and Landlord makes no guaranty that such estimates are accurate. Landlord shall provide Tenant within 90 days following the final day of the calendar year Landlord’s itemized year-end common area maintenance reconciliation reports which reference and include the operating expenses for such year. If Tenant’s total payments of such operating expenses for any year are less than Tenant’s pro rata share of actual operating expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments or, if no further payments are due, refund such excess to Tenant within 30 days after the expiration or termination of the Lease.

4.	Tenant may make certain tenant improvements to the Premises (“Tenant Improvements”) subject to Landlord’s approval of the plans and specifications related thereto, such approval not to be unreasonably withheld or delayed. Upon surrender of the Premises, all Tenant Improvements shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s approval to any Tenant Improvements. Tenant shall repair any damage caused by such removal.
Landlord shall contribute up to a maximum amount of $70,000 (the “TI Allowance”) toward those certain Tenant Improvements which shall remain as Landlord’s property upon surrender of the Premises, which such payment shall be made by Landlord to Tenant within 45 days following (i) completion of the Tenant Improvements, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who did work on the Tenant Improvements, and (iv) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant Improvements. Landlord shall be under no obligation to pay for such Tenant Improvements to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through December 31, 2004, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of January 1, 2005.
5.	Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

6.	Tenant warrants that it has had no dealings with any broker or agent, other than Kurt Griffin, Cushman & Wakefield (“CW”), in connection with this Amendment, and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses of liability for any compensation, commissions, and charges claimed by any other broker or agent, with respect to this Amendment or the negotiation thereof claiming by, through or under Tenant. Landlord shall pay CW a commission in accordance with a separate agreement between Landlord and CW.

7.	Any obligation or liability whatsoever of ProLogis which may arise at any time under the Lease or this Amendment or any obligation or liability which may he incurred by it pursuant to any other instrument, transaction or
Second Amendment to Lease

undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
8.	In Section 24 of the Lease, the words “including negligence of the parties hereto, their agents, partners, directors, officers and employees” are hereby modified to read “INCLUDING NEGLIGENCE HEREUNDER OF THE PARTIES HERETO, THEIR AGENTS, PARTNERS, DIRECTORS, OFFICERS AND EMPLOYEES.
THIS SECTION RELEASES A PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE AS THE SAME RELATES TO SUCH CAUSES WHICH COULD BE INSURED AGAINST UNDER SUCH INSURANCE POLICIES”.
9.	In Section 26 of the Lease, the reference to “C. David Zoba” shall be replaced by a reference to “Real Estate Section Head”.
               IN WITNESS WHEREOF, the parties hereto have signed this SECOND AMENDMENT TO LEASE as of the day and year first above written.

TENANT:		LANDLORD:

Sport Supply Group, Inc.		ProLogis, a Maryland real estate investment trust
a Delaware Corporation

By:	/s/ TM Babilla	By:	/s/ Eric D. Brown

Its:	COO	Its:	SENIOR VICE PRESIDENT
Second Amendment to Lease